Exhibit 24
POWER OF ATTORNEY
     The undersigned directors and officers of Applied Materials, Inc., a Delaware corporation (the Company), hereby constitute and appoint Michael R. Splinter and George S. Davis, and each of them, with full power to act without the other, as the undersigned’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead in the undersigned’s capacity as an officer and/or director of the Company, to execute in the name and on behalf of the undersigned an annual report of the Company on Form 10-K for the fiscal year ended October 26, 2008 (the Report), under the Securities Exchange Act of 1934, as amended, and to file such Report, with exhibits thereto and other documents in connection therewith and any and all amendments thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done and to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
     IN WITNESS WHEREOF, we have hereunto set our hands this 8th day of December, 2008.

/s/ Deborah A. Coleman	/s/ James C. Morgan
Deborah A. Coleman	James C. Morgan
Director	Chairman of the Board

/s/ Aart J. de Geus	/s/ Gerhard H. Parker
Aart J. de Geus	Gerhard H. Parker
Director	Director

/s/ Stephen R. Forrest	/s/ Dennis D. Powell
Stephen R. Forrest	Dennis D. Powell
Director	Director

/s/ Philip V. Gerdine	/s/ Willem P. Roelandts
Philip V. Gerdine	Willem P. Roelandts
Director	Director

/s/ Thomas J. Iannotti Thomas J. Iannotti Director	James E. Rogers Director

/s/ Alexander A. Karsner	/s/ Michael R. Splinter
Alexander A. Karsner	Michael R. Splinter
Director	President, Chief Executive Officer and Director

/s/ Charles Y.S. Liu
Charles Y.S. Liu
Director